UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LENZ THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 28, 2026,
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of LENZ Therapeutics, Inc. (“LENZ”), to be held on Friday, June 12, 2026 at 10:00 a.m., Pacific Time. The annual meeting will be conducted live via the Internet. You will be able to attend the annual meeting virtually by visiting www.proxydocs.com/LENZ, where you will be able to register to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in LENZ.
Sincerely,

Evert Schimmelpennink
President and Chief Executive Officer
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LENZ THERAPEUTICS, INC.
201 Lomas Santa Fe Drive, Suite 300
Solana Beach, California 92075
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Pacific Time, on Friday, June 12, 2026
Place
The annual meeting (including any postponements, adjournments or continuations thereof, the “annual meeting”) will be conducted virtually via live audio webcast. You will be able to register to attend the annual meeting virtually by visiting www.proxydocs.com/LENZ, where you will be able to listen to the meeting live, submit questions and vote online during the meeting. If you have difficulty accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

Items of Business
•To elect three Class II directors to hold office until our 2029 annual meeting of stockholders, each until their respective successors are elected and qualified.
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
•To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	The close of business on April 14, 2026 Only stockholders of record as of the close of business on April 14, 2026 are entitled to notice of and to vote at the annual meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 28, 2026 to all stockholders entitled to notice of and to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 28, 2026 by visiting www.proxydocs.com/LENZ and using your 12 digit control number on the proxy card.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

Evert Schimmelpennink
President and Chief Executive Officer
Solana Beach, California
April 28, 2026

-ii-

-iii-

LENZ THERAPEUTICS, INC.
PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 a.m., Pacific Time, on Friday, June 12, 2026
This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by our board of directors for use at our 2026 annual meeting of stockholders, and any postponements, adjournments or continuations thereof. You will be able to attend the annual meeting virtually by visiting www.proxydocs.com/LENZ, where you will be able to listen to the annual meeting live, submit questions and vote online by entering the control number on your Notice of Internet Availability or proxy card.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What is LENZ Therapeutics, Inc.’s relationship to Graphite Bio, Inc.? What is the Merger?
On March 21, 2024 (the “Closing Date”), LENZ Therapeutics, Inc., a Delaware corporation (previously named Graphite Bio, Inc., a Delaware corporation and our predecessor company (“Graphite”)), consummated the previously announced merger pursuant to the terms of the Agreement and Plan of Merger, dated as of November 14, 2023 (the “Merger Agreement”), by and among Graphite, Generate Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Graphite (“Generate Merger Sub”) and LENZ Therapeutics Operations, Inc. (previously named Lenz Therapeutics, Inc.), a Delaware corporation (“LENZ OpCo”).
Pursuant to the Merger Agreement, on the Closing Date, (i) Graphite effected a reverse stock split of Graphite’s issued common stock at a ratio of 1:7, (ii) Graphite changed its name to “LENZ Therapeutics, Inc.”, and (iii) Generate Merger Sub merged with and into LENZ OpCo (the “Merger”), with LENZ OpCo as the surviving company in the Merger and, after giving effect to such Merger, LENZ OpCo becoming a wholly-owned subsidiary of LENZ Therapeutics, Inc. (together with its consolidated subsidiary, “New LENZ” or “LENZ”).
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2026 annual meeting of stockholders of LENZ Therapeutics, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “annual meeting”). The annual meeting will be held on Friday, June 12, 2026 at 10:00 a.m., Pacific Time. The annual meeting will be conducted virtually via the Internet. You will be able to attend the annual meeting virtually by visiting www.proxydocs.com/LENZ, where you will be able to listen to the meeting live, submit questions and vote online during the meeting. Stockholders can go to www.proxydocs.com/LENZ to register to attend the virtual meeting. Stockholders who register to attend will receive an email containing a link to the virtual meeting one hour prior to the meeting start time.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 28, 2026, to all stockholders of record as of the close of business on April 14, 2026 (the “record date”). The proxy materials and our annual report can be accessed as of April 28, 2026, by visiting www.proxydocs.com/LENZ. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of three Class II directors to hold office until our 2029 annual meeting of stockholders, each until their respective successors are elected and qualified;

•the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each Class II director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
Who is entitled to vote at the annual meeting?
Holders of our common stock as of the close of business on April 14, 2026, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 31,354,394 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time, at our principal executive offices located at 201 Lomas Santa Fe Drive, Suite 300, Solana Beach, California 92075 by contacting our corporate secretary. The list will also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the votes properly cast on the election of directors. A plurality means that the nominees of each class of directors to be elected at the annual meeting with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of all of the director nominees named herein, (2) WITHHOLD your vote for all director nominees, or (3) vote FOR all director nominees except for those specific director nominees from whom you WITHHOLD your vote. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the votes properly cast. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions are not considered votes cast and thus will have no effect on the outcome of this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the shares of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, stockholders representing a majority of the voting power present at the meeting or the presiding officer of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxypush.com/LENZ, 24 hours a day, 7 days a week, until 10:00 a.m. Pacific Time on June 12, 2026 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-866-437-3790, 24 hours a day, 7 days a week, until 10:00 a.m. Pacific Time on June 12, 2026 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.proxydocs.com/LENZ, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website, you will need your 12 digit control number on your proxy card).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive from your broker, bank or other nominee. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each Class II director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at LENZ Therapeutics, Inc., 201 Lomas Santa Fe Drive, Suite 300, Solana Beach, California 92075, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.proxydocs.com/LENZ. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Evert Schimmelpennink, our President and Chief Executive Officer, and Daniel Chevallard, our Chief Financial Officer, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holder will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

How can I contact LENZ’s transfer agent?
You may contact our transfer agent, Equiniti Trust Company, LLC, by telephone at (800) 937-5449, or by writing Equiniti Trust Company, LLC, at 48 Wall Street 22nd Floor, New York, NY 10005. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://equiniti.com/us/.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K within such timeframe, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
LENZ Therapeutics, Inc.
Attention: Investor Relations
201 Lomas Santa Fe Drive, Suite 300
Solana Beach, California 92075
Tel: (858) 925-7000
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
Implications of being an “emerging growth company” and smaller reporting company.
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the closing of Graphite’s initial public offering (i.e., December 31, 2026), (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of seven directors, six of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. The terms of each of our Class II directors expire at the 2026 annual meeting of stockholders, and thus Class II directors will be elected at our 2026 annual meeting of stockholders to hold office until our 2029 annual meeting of stockholders, each until their respective successors are elected and qualified.
The following table sets forth the names, ages as of April 14, 2026, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Evert Schimmelpennink	II	54	Chief Executive Officer, President, Secretary, and Director	2024	2026	2029
Jeff George(1)	II	52	Chair	2024	2026	2029
Shelley Thunen(2)(3)	II	73	Director	2024	2026	2029
Continuing Directors
Kimberlee C. Drapkin(1)(2)	III	58	Director	2023	2027	—
Zach Scheiner(1)(3)	III	49	Director	2024	2027	—
Frederic Guerard(2)(3)	I	53	Director	2024	2028	—
James McCollum	I	71	Director	2024	2028	—
________________
(1)Member of the nominating and corporate governance committee.
(2)Member of the compensation committee.
(3)Member of the audit committee.
Nominees for Director
Evert Schimmelpennink has served as our President and Chief Executive Officer and a member of our board of directors since March 2024. Mr. Schimmelpennink served as LENZ OpCo’s President and Chief Executive Officer and a member of its board of directors from March 2021 through the closing of the Merger. Previously, from August 2017 to October 2020, Mr. Schimmelpennink served as President and Chief Executive Officer and a member of the board of directors of publicly listed Pfenex, Inc., a biopharmaceutical company, until its acquisition by Ligand Pharmaceuticals Inc. (Nasdaq: LGND) in late 2020. From November 2019 until its sale, Mr. Schimmelpennink also served as the acting Principal Financial Officer and Principal Accounting Officer of Pfenex Inc. From October 2015 to August 2017, Mr. Schimmelpennink served as Chief Executive Officer of Alvotech, a biopharmaceutical company. Prior to that, Mr. Schimmelpennink held senior positions at Pfizer Inc. (NYSE: PFE) and Hospira, Inc. within their global specialty injectables businesses, as well as Synthon BV. Mr. Schimmelpennink currently serves on the board of directors of iBio, Inc. (Nasdaq: IBIO) and Contineum Therapeutics (Nasdaq: CTNM). Mr. Schimmelpennink holds a M.Sc. in Bioprocess Engineering from the University of Wageningen in the Netherlands and a business degree from the Arnhem Business School.
We believe Mr. Schimmelpennink is qualified to serve on our board of directors because of his knowledge of our business and his extensive leadership and operational experience within the pharmaceutical and biotech industries.
Jeff George has served as Chair of our board of directors since March 2024. Mr. George has over 25 years of leadership experience across North America, Europe, and emerging markets. Since January 2017, he has served as the Managing Partner of Maytal Capital, a healthcare-focused private equity investment and advisory firm he founded. Between 2008 and 2016, Mr. George served on the Executive Committee of Novartis Group AG, a global pharmaceutical leader, first as Division Head and CEO of Sandoz, Novartis’ generic pharmaceuticals and biosimilars subsidiary, and then as Division Head and CEO of Alcon, Novartis’ then eye care subsidiary, both of which are now publicly-listed companies. Mr. George previously headed Emerging Markets for the Middle East, Africa, Southeast Asia, and CIS at Novartis Pharmaceuticals and

served as Vice President and Head of Western and Eastern Europe for Novartis Vaccines. Prior to this, Mr. George held leadership roles at Gap Inc. and McKinsey & Co. Mr. George has served on the board of directors of Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), a generics, biosimilars, and specialty pharmaceuticals company, since 2019. Until 2025, Mr. George also served on the boards of directors of 908 Devices (Nasdaq: MASS), a pioneer in life science diagnostics until its divestiture of its biopharma business to Repligen; Dorian Therapeutics, a cellular anti-senescence biotech spun out of Stanford University until its sale to Altos Labs; and Lykos Therapeutics, a CNS-focused private biopharma company whose FDA-designated breakthrough therapy for PTSD has completed two Phase 3 clinical trials. Mr. George holds an M.B.A. from Harvard Business School, an M.A. from Johns Hopkins University’s School of Advanced International Studies, and a B.A. from Carleton College.
We believe Mr. George is qualified to serve on our board of directors because of his extensive industry background and experience in the life sciences industry.
Shelley Thunen has served as a member of our board of directors since March 2024. Ms. Thunen served as a member of LENZ OpCo’s board of directors from November 2023 through the closing of the Merger. From February 2017 to January 2026, Ms. Thunen served as Chief Financial Officer of RxSight, Inc. (Nasdaq: RXST), an ophthalmic medical technology company, and served as RxSight’s Chief Administrative Officer from January 2016 to February 2017. From January 2013 to October 2015, Ms. Thunen served as the Chief Financial Officer of Endologix, Inc. (Nasdaq: ELGX), a medical device company. From August 2010 to December 2012, Ms. Thunen served as Associate General Manager of Alcon LenSx, Inc., a medical device company. Prior to Alcon’s (NYSE: ALC) acquisition of LenSx, Inc. in August 2010, Ms. Thunen served as a board member and chair of the audit committee from April 2008 to August 2010, as well as Chief Financial Officer and Vice President, Operations from November 2009 to August 2010. Ms. Thunen joined IntraLase Corp. (Nasdaq: ILSE), a laser technology company, in May 2001 and was its Chief Financial Officer and later Executive Vice President & Chief Financial Officer until its acquisition by Advanced Medical Optics, Inc. (NYSE: EYE) in April 2007. Ms. Thunen serves on the board of directors, as audit committee chair and as a member of the nominating and corporate governance committee of AEON Biopharma, Inc. (NYSE: AEON). Ms. Thunen holds a B.A. in economics and an M.B.A. from the University of California, Irvine.
We believe Ms. Thunen is qualified to serve on our board of directors because of her extensive experience in the biotechnology industry and her leadership experience as a senior financial executive.
Continuing Directors
Kimberlee C. Drapkin has served a member of our board of directors since July 2023. Ms. Drapkin served as interim president and chief executive officer of Graphite Bio, Inc. from August 2023 through the closing of the Merger. Ms. Drapkin has over 25 years of experience working with private and publicly traded biotechnology and pharmaceutical companies, including building and leading finance functions, raising capital, and leading strategic financial planning. Prior to joining Graphite Bio, Ms. Drapkin was the Chief Financial Officer at Jounce Therapeutics, Inc., a biotechnology company, a position she held from August 2015 until the company’s acquisition by Concentra Biosciences, LLC in May 2023, playing a key role in building Jounce’s financial infrastructure. Prior to joining Jounce, Ms. Drapkin owned a financial consulting firm where she served as the interim chief financial officer for numerous early-stage biotechnology companies. Previously, she was the Chief Financial Officer at EPIX Pharmaceuticals, Inc. and also spent ten years in roles of increasing responsibility within the finance organization at Millennium Pharmaceuticals, Inc. Ms. Drapkin's career began in the technology and life sciences practice at PriceWaterhouseCoopers LLP. Ms. Drapkin served as a member of the board of directors of Proteostasis Therapeutics, Inc. until the completion of the merger of Proteostasis and Yumanity Therapeutics, Inc., at which point she became a member of the Yumanity board of directors. Ms. Drapkin then served on the board of directors of Yumanity through the completion of its reverse merger with Kineta, Inc., and subsequently served on the board of Kineta through its acquisition by TuHura Biosciences (Nasdaq: HURA) in June 2025. She currently serves on the board of directors of Acumen Pharmaceuticals, Inc. (Nasdaq: ABOS), Imugene Limited (ASX: IMU), and Climb Bio, Inc. (Nasdaq: CLYM), where she is a member of the audit committee at all three companies. Ms. Drapkin holds a B.S. in accounting from Babson College.
We believe Ms. Drapkin is qualified to serve on our board of directors because of her role as the chief executive officer of Graphite Bio, Inc. prior to the Merger and extensive experience in the life sciences industry.
Zach Scheiner, Ph.D. has served as a member of our board of directors since March 2024. Dr. Scheiner served as a member of LENZ OpCo’s board of directors from October 2020 through the closing of the Merger. Dr. Scheiner has been a Partner at RA Capital Management, L.P., an investment manager, since December 2025, where he joined in April 2015 as an Associate, became an Analyst in April 2017, and a Principal in December 2017. Prior to joining RA Capital, Dr. Scheiner was a Science Officer at the California Institute for Regenerative Medicine (CIRM), where he worked from

September 2008 to March 2015. Dr. Scheiner currently serves on the board of directors of Nkarta Therapeutics, Inc. (Nasdaq: NKTX), SpyGlass Pharma, Inc. (Nasdaq: SPG) and two private biotechnology companies. Dr. Scheiner holds a B.S. in Molecular Biophysics and Biochemistry from Yale University and a Ph.D. in Neurobiology and Behavior from the University of Washington.
We believe Dr. Scheiner is qualified to serve on our board of directors because of his experience in the life sciences industry and his investing experience.
Frederic Guerard, Pharm.D. has served as a member of our board of directors since March 2024 and served on the LENZ OpCo board of directors from September 2021 through the closing of the Merger. Dr. Guerard currently serves as Chief Executive Officer of Qlaris Bio, Inc., a biopharmaceutical company. He was previously Chief Executive Officer of Opthea Limited and President and Chief Executive Officer of Graybug Vision, Inc. For 20 years, Dr. Guerard held key leadership roles at Novartis AG, a multinational pharmaceutical company, including Worldwide Business Franchise Head of Ophthalmology, Global Franchise Head of Pharmaceuticals at Alcon Laboratories, Novartis Managing Director of the United Kingdom and Ireland and Country President and Managing Director of Australia and New Zealand, among others. Dr. Guerard currently serves on the boards of directors of CalciMedica, Inc., Spiral Therapeutics, and Unither Pharmaceuticals. Dr. Guerard holds a Pharm.D. and a Master of Biological and Medical Sciences from the University of Rouen, France and a Master of Marketing from HEC Paris.
We believe Dr. Guerard is qualified to serve on our board of directors because of his extensive drug development experience and his experience serving in various leadership positions in biotechnology companies.
James McCollum has served as a member of our board of directors since March 2024. Mr. McCollum co-founded LENZ OpCo and served on LENZ OpCo’s board of directors from July 2013 through the closing of the Merger. From September 2016 to March 2021, Mr. McCollum served as LENZ’s President and Chief Executive Officer. From September 2014 to September 2016, Mr. McCollum served as President and Chief Executive Officer of Eye Therapies, LLC, an ocular pharmaceutical company co-founded by Mr. McCollum. Previously, Mr. McCollum served as the President and Chief Executive Officer of Restoration Robotics, a medical robotics company, President and Chief Executive Officer of Vision Membrane Technologies, an intraocular lens medical device company, and President and Chief Executive Officer of Argus Biomedical, an artificial cornea medical device company. Earlier in his career, Mr. McCollum held the position of Senior Vice President of Worldwide Marketing and Sales at VISX, Incorporated, a developer of technology and systems for laser vision correction. Mr. McCollum holds a B.A. in Business from North Carolina State University.
We believe Mr. McCollum is qualified to serve on our board of directors because of his deep knowledge of our business and strategy, his extensive executive leadership and operational experience.
Director Independence
Our common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Our board of directors has determined that none of Ms. Thunen, Dr. Guerard, Dr. Scheiner, Ms. Drapkin, Mr. George and Mr. McCollum, representing six of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under the listing standards of Nasdaq. Evert Schimmelpennink is not considered an independent director because of his position as our Chief Executive Officer, President, and Secretary.
In making these determinations, our board of directors considered the current and prior relationships that each non-executive director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the Company, and whether the roles of chair and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chair is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors may serve as our lead independent director.
Our board believes that it is currently appropriate to separate the roles of chair and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chair, along with the rest of our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. The board believes that Mr. George’s deep knowledge of the Company and industry, as well as strong leadership and governance experience, enable Mr. George to lead our board effectively and independently.
Role of Board in Risk Oversight Process
One of the key functions of our board of directors is informed oversight of the risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss major financial risk exposures as well as risks and exposures associated with cybersecurity, information security and privacy matters, and the steps our management takes to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The compensation committee also assesses and monitors whether compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Committees of the Board of Directors
Our board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee.
Audit Committee
The current members of our audit committee are Shelley Thunen, Frederic Guerard and Zach Scheiner, and Ms. Thunen serves as the chair of the audit committee. Under the Nasdaq listing rules and applicable SEC rules, we are required to have at least three members of the audit committee. The rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be composed solely of independent directors for audit committee purposes, and each member must qualify as an independent director for audit committee purposes under applicable rules. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and each also meets the financial literacy requirements of the listing standards of Nasdaq. Our board of directors has determined that Shelley Thunen is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K.
The functions of our audit committee include, among other things, the authority and responsibility to:
•select, retain, compensate, evaluate, oversee and, where appropriate, terminate our independent registered public accounting firm;
•review and approve the scope and plans for the audits and the audit fees and approve all non-audit and tax services to be performed by the independent auditor;
•evaluate the independence and qualifications of our independent registered public accounting firm;

•review our financial statements, and discuss with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;
•review and discuss with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;
•discuss with management our procedures regarding the presentation of our financial information, and review earnings press releases and guidance;
•oversee the design, implementation and performance of our internal audit function, if any;
•set hiring policies with regard to the hiring of employees and former employees of our independent auditor and oversee compliance with such policies;
•review, approve and monitor related party transactions;
•adopt and oversee procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;
•review and discuss with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and
•review and discuss with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks, including major financial risks exposures and risks and exposures associated with cybersecurity, information security and privacy matters.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq, available on our website at https://ir.lenz-tx.com/corporate-governance. During the year ended December 31, 2025, our audit committee held four meetings.
Compensation Committee
The members of our compensation committee are Frederic Guerard, Kimberlee C. Drapkin and Shelley Thunen, and Dr. Guerard serves as the chair of the compensation committee. Our board of directors has determined that each of the members of the compensation committee is a non-executive director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq.
The functions of our compensation committee include, among other things, the authority and responsibility to:
•review, approve or make recommendations to our board of directors regarding the compensation for our executive officers, including our chief executive officer;
•review, approve and administer our employee benefit and equity incentive plans;
•establish and review the compensation plans and programs of our employees, and ensure that they are consistent with our general compensation strategy;
•make recommendations to our board of directors regarding non-executive director compensation;
•monitor compliance with any stock ownership guidelines; and
•approve or make recommendations to our board of directors regarding the creation or revision of any clawback policy.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq, available on our website at https://ir.lenz-tx.com/corporate-governance. During the year ended December 31, 2025, our compensation committee held four meetings.
Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Jeff George, Kimberlee C. Drapkin, and Zach Scheiner, and Mr. George serves as the chair of the nominating and corporate governance committee. Our board of directors has determined that each of the members of our nominating and corporate governance committee satisfy the independence requirements of Nasdaq.
The functions of our nominating and corporate governance committee include, among other things, the authority and responsibility to:
•review and assess and make recommendations to our board of directors regarding desired qualifications, expertise and characteristics sought of board members;
•identify, evaluate, select or make recommendations to our board of directors regarding nominees for election to our board of directors;
•develop policies and procedures for considering stockholder nominees for election to our board of directors;
•review our succession planning process for our chief executive officer and any other members of our executive management team;
•review and make recommendations to our board of directors regarding the composition, organization and governance of our board of directors and its committees;
•review and make recommendations to our board of directors regarding our corporate governance guidelines and corporate governance framework;
•oversee director orientation for new directors and continuing education for our directors;
•oversee the evaluation of the performance of our board of directors and its committees;
•review and monitor compliance with our code of business conduct and ethics, and review conflicts of interest of our board members and officers other than related party transactions reviewed by our audit committee; and
•administer policies and procedures for communications with the non-management members of our board of directors.
Our nominating and corporate governance committee operates under a written charter, available on our website at https://ir.lenz-tx.com/corporate-governance, that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. During the year ended December 31, 2025, our nominating and corporate governance committee held two meetings.
Role of Board in Cybersecurity Oversight
One of the key functions of our board of directors is informed oversight of our risk management process, including risks from cybersecurity threats. Our board of directors is responsible for monitoring and assessing strategic risk exposure, and our executive officers are responsible for the day-to-day management of the material risks we face. Our board of directors administers its cybersecurity risk oversight function directly as a whole, as well as through the audit committee.
Our Chief Financial Officer and Director of IT are primarily responsible for the assessment and management of our material risks from cybersecurity threats, and the oversight of our cybersecurity policies and processes. Our Chief Financial Officer and our Director of IT have significant prior work experience in various roles involving managing information security and implementing effective information and cybersecurity programs. They are informed about and monitor the prevention, mitigation, detection and remediation of cybersecurity incidents. Our information technology general controls are firmly established based on recognized industry standards and cover areas such as risk management, data backup, and disaster recovery. We have implemented processes to monitor security threats and vulnerabilities and respond to all cybersecurity incidents that could have an impact on our business operations, including prompt escalation and communication of major security incidents to senior leadership and our board of directors.
Our Chief Financial Officer and Director of IT provide annual and as needed briefings to the audit committee regarding the Company’s cybersecurity risks and activities, including any recent cybersecurity incidents and related responses, cybersecurity systems testing, activities of third parties, and the like. The audit committee provides regular updates to the board of directors on such reports.
For additional information regarding our cybersecurity risk management and governance, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Attendance at Board and Stockholder Meetings
During the year ended December 31, 2025, our board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she was a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served as a director.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Six members of our board of directors attended our 2025 annual meeting of stockholders.
Executive Sessions of Non-Executive Directors
To encourage and enhance communication among non-executive directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-executive directors will meet in executive sessions without management directors or management present on a periodic basis but no less than two times a year. In addition, if any of our non-executive directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis but no less than two times a year.
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee are Frederic Guerard, Kimberlee C. Drapkin and Shelley Thunen. None of the members of our compensation committee has ever been an executive officer or employee of the Company, other than Ms. Drapkin who served as interim President and Chief Executive Officer of Graphite, and an employee of Graphite, until immediately prior to the consummation of the Merger. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serves as a member of the board of directors or our compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.
After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full board of directors the director nominees for selection. Our nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our board of directors for consideration by our nominating and governance committee should direct the recommendation in writing by letter to our corporate secretary at LENZ Therapeutics, Inc., 201 Lomas Santa Fe Drive Suite 300, Solana Beach, California 92075, Attention: Corporate Secretary. In accordance with our corporate governance guidelines, such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our common stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC, including but not limited to Rule 14a-8 and Rule 14a-19 under the Exchange Act, and should be sent in writing to our corporate secretary at the address above.
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Chief Executive Officer or Chief Financial Officer by mail to our principal executive offices at LENZ Therapeutics, Inc., 201 Lomas Santa Fe Drive Suite 300, Solana Beach, California 92075. Our Chief Executive Officer or Chief Financial Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Executive Officer or Chief Financial Officer will route such communications to the appropriate director(s) or, if none is specified, then to the chair of the board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://ir.lenz-tx.com/corporate-governance/governance-documents. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Director Compensation
Director Compensation Policy
Our board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. In 2023, in preparation for the Merger, the compensation committee of the LENZ OpCo board of directors retained Aon, a third-party compensation consultant, to provide the LENZ OpCo board of directors and its compensation committee with an analysis of publicly available market data regarding practices and compensation levels at comparable companies and assistance in determining compensation to be provided to LENZ Therapeutics’ non-executive directors. Based on the discussions with and assistance from the compensation consultant, in connection with the Merger, our board of directors adopted an Outside Director Compensation Policy that provides for certain compensation to our non-executive directors. In 2025, the compensation committee again retained Aon to re-evaluate and provide the board of directors and compensation committee with an analysis of market data regarding practices and compensation levels at comparable companies.
The Outside Director Compensation Policy is described below.
Cash Compensation
For the 2025 fiscal year, all non-executive directors were eligible to receive the following cash compensation for their services:
•$40,000 per year for service as a non-executive director;
•$30,000 per year for service as non-executive chair of our board of directors;
•$15,000 per year for service as chair of our audit committee;
•$7,500 per year for service as a member of our audit committee;
•$12,000 per year for service as chair of our compensation committee;
•$6,000 per year for service as a member of our compensation committee;
•$10,000 per year for service as chair of our nominating and corporate governance committee; and
•$5,000 per year for service as a member of our nominating and corporate governance committee.
Each non-executive director who serves as a committee chair of our board of directors receives the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee, provided that the non-executive director who serves as the non-executive chair of our board of directors receives the annual retainer fees for such role as well as the annual retainer fee for service as a non-executive director. These fees to our non-executive directors are paid quarterly in arrears on a prorated basis. The above-listed fees for service as non-executive chair of our board of directors or a chair or member of any committee are payable in addition to the non-executive director retainer. Under our Outside Director Compensation Policy, we also reimburse our non-executive directors for reasonable travel expenses to attend meetings of our board of directors and its committees.
Equity Compensation
Initial Award. Pursuant to our Outside Director Compensation Policy in effect in 2025, each person who first becomes a non-executive director after the effective date of such policy will receive, on the first trading day on or after the date that the person first becomes a non-executive director (the first date as a non-executive director, the “Initial Start Date”), an initial award of stock options to purchase 27,000 shares of our common stock (the “Initial Award”). Each Initial Award will be scheduled to vest in equal monthly installments over thirty-six (36) months on the same day of each relevant month as the applicable vesting date, in each case subject to the outside director continuing to be an outside director through the applicable vesting date. If the person was a member of our board of directors and also an employee, then becoming a non-executive director due to termination of employment will not entitle the person to an Initial Award.
Annual Award. Pursuant to our Outside Director Compensation Policy in effect in 2025, on the first trading day immediately following each annual meeting of the Company’s stockholders (an “Annual Meeting”) following the effective date of the Merger, each non-executive director automatically will be granted an award of stock options (an “Annual Award”) to purchase 13,500 shares of our common stock, with such number of shares subject to equitable adjustment by the Board in the event of a capitalization adjustment; provided that the first Annual Award granted to an individual who first becomes a non-executive director following the effective date of the Outside Director Compensation Policy will cover a number of shares equal to the product of (A) 13,500 multiplied by (B) a fraction, (i) the numerator of which is the number of fully completed months between the applicable Initial Start Date and the date of the first Annual Meeting to occur after such individual first becomes a non-executive director, and (ii) the denominator of which is twelve (12), subject to equitable adjustment by the Board in the event of a capitalization adjustment. Each Annual Award will be scheduled to vest in full on the first anniversary of the date on which the Annual Award is granted, in each case subject to the non-executive director continuing to be a non-executive director through the applicable vesting date.
Other Compensation and Benefits. Non-executive directors also may be eligible to receive other compensation and benefits, as may be determined by the Board or a designated committee, as applicable, from time to time.
Change in Control. In the event of a change in control, as defined in the 2024 Equity Incentive Plan ("2024 Plan"), each non-executive director will fully vest in his or her outstanding Company equity awards as of immediately prior to a change in control, provided that the non-executive director continues to be a non-executive director through the date of the change in control.
Director Compensation Limits. Our Outside Director Compensation Policy provides that no non-executive director may be provided cash retainers or fees and granted awards with values with amounts that, in any fiscal year, in the aggregate, exceed $750,000, provided that, in the fiscal year containing a non-executive director's Initial Start Date, such limit will be increased to $1,000,000. Any awards or other compensation provided to an individual (a) for his or her services as an employee, or for his or her services as an advisor or consultant other than as a non-executive director, or (b) prior to the closing of the Merger, will be excluded for purposes of the foregoing limit.
On December 10, 2025, based on Aon's analysis of market data regarding practices and compensation levels at comparable companies and Aon’s recommendations, our board of directors, upon recommendation of our compensation committee, amended our Outside Director Compensation Policy to increase the annual cash retainer for service as a non-executive director from $40,000 to $50,000, increase the Initial Award (as defined above) from 27,000 shares to 30,800 shares, and increase the Annual Award (as defined above) from 13,500 shares to 15,400 shares. The compensation committee and the board of directors intend to re-evaluate the size of the Initial Award and Annual Award ahead of the annual meeting based on changes in the Company's stock price.
Director Compensation for Fiscal Year 2025
The following table sets forth information regarding the compensation earned for service on our board of directors during the year ended December 31, 2025 by non-executive directors. Mr. Schimmelpennink did not receive any additional compensation for his service as a director in 2025. Mr. Schimmelpennink's compensation as a named executive officer is set forth below under “— Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
Jeff George(2)	80,000	304,081	—	384,081
Frederic Guerard(3)	59,500	304,081	—	363,581
James McCollum(4)	40,000	304,081	—	344,081
Shelley Thunen(5)	61,000	304,081	—	365,081
Zach Scheiner(6)	52,500	304,081	—	356,581
Kimberlee C. Drapkin(7)	51,000	304,081	—	355,081
_________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2025, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)As of December 31, 2025, Mr. George holds outstanding options to purchase 40,500 shares.
(3)As of December 31, 2025, Dr. Guerard holds outstanding options to purchase 94,968 shares.
(4)As of December 31, 2025, Mr. McCollum holds outstanding options to purchase 40,500 shares.
(5)As of December 31, 2025, Ms. Thunen holds outstanding options to purchase 40,500 shares.
(6)As of December 31, 2025, Dr. Scheiner holds outstanding options to purchase 40,500 shares.
(7)As of December 31, 2025, Ms. Drapkin holds outstanding options to purchase 48,938 shares.

Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities and those of public companies in which we have a business relationship by our directors, executive officers, employees and independent contractors, contingent workers and consultants, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. It is our policy that any transactions in LENZ securities by the company itself shall be in full compliance with insider trading laws, rules and regulations.

PROPOSAL NO. 1:
ELECTION OF CLASS II DIRECTORS
Our board of directors currently consists of seven directors and is divided into three classes with staggered three-year terms. At the annual meeting, three Class II directors will be elected for a three-year term, each to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and governance committee has recommended, and our board of directors has approved, Evert Schimmelpennink, Jeff George and Shelley Thunen as nominees for election as Class II directors at the annual meeting. If elected, each of Mr. Schimmelpennink, Mr. George and Ms. Thunen will serve as a Class II director until the 2029 annual meeting of stockholders, each until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Mr. Schimmelpennink, Mr. George and Ms. Thunen have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the votes properly cast on the election of directors. A plurality means that the nominees of each class of directors to be elected at the annual meeting with the largest number of FOR votes are elected as directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2026. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2025.
At the annual meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our audit committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Change in Certifying Accountant
On March 21, 2024, the audit committee of the board of directors approved a resolution appointing Ernst & Young LLP as New LENZ’s independent registered public accounting firm to audit New LENZ’s consolidated financial statements for the fiscal year ending December 31, 2024. Ernst & Young LLP served as the independent registered public accounting firm of LENZ OpCo prior to the Merger. Accordingly, Deloitte & Touche LLP (“Deloitte”), Graphite’s independent registered public accounting firm prior to the Merger, was informed on March 21, 2024 that it was dismissed as New LENZ’s independent registered public accounting firm.
The reports of Deloitte on Graphite’s financial statements as of and for the most recent fiscal years ending December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During Graphite’s fiscal years ending December 31, 2023 and 2022 and the subsequent interim period through March 21, 2024, there were no disagreements between Graphite and Deloitte on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in its reports on Graphite’s financial statements for such year.
During Graphite’s fiscal years ending December 31, 2023 and 2022 and the subsequent interim period through March 21, 2024, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
New LENZ provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte furnish New LENZ with a letter addressed to the SEC stating whether it agrees with the statements made by New LENZ set forth above. Deloitte furnished such letter in March 2024 and a copy was filed as Exhibit 16.1 to New LENZ’s Form 8-K filed with the SEC on March 22, 2024.
During the fiscal years ending December 31, 2023 and 2022 and the subsequent interim period through March 21, 2024, neither New LENZ, nor any party on behalf of New LENZ, consulted with Ernst & Young LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to New LENZ’s consolidated financial statements, and no written report or oral advice was provided to New LENZ by Ernst & Young LLP that was an important factor considered by New LENZ in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered by Ernst & Young LLP to us for the years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees(1)	$968,092	$1,127,084
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$968,092	$1,127,084
__________________
(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with regulatory filings or engagements for those fiscal years. These fees included the issuance of consents in connection with registration statement filings with the SEC.
(2)“Audit-Related Fees” consist of fees for other audit-related professional services.
(3)“Tax Fees” consist of fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
(4)“All Other Fees” any fees billed that are not audit, audit-related or tax fees.
Auditor Independence
In 2025, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Effective upon the closing of the Merger, our audit committee established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. Since the adoption of this policy, all services provided by Ernst & Young LLP have been pre-approved by our audit committee.
Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the votes properly cast. Abstentions are not considered votes cast and thus will have no effect on the outcome of this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2026.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing standards and SEC rules and regulations. The primary purpose of our audit committee is to oversee our financial reporting process on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at https://ir.lenz-tx.com/corporate-governance. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and reassesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, the Company’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s financial statements. Those are fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements with management and EY;
•discussed with EY the matters required to be discussed by the applicable requirements of PCAOB and the Securities and Exchange Commission (“SEC”); and
•received the written disclosures and the letters from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with EY its independence.
Based on the audit committee’s review and discussions with management and EY, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the Board of Directors:
Shelley Thunen (Chair)
Frederic Guerard
Zach Scheiner
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by LENZ under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent LENZ specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of April 14, 2026.

Name	Age	Position
Evert Schimmelpennink	54	Chief Executive Officer, President, Secretary, and Director
Daniel Chevallard	46	Chief Financial Officer
Shawn Olsson	43	Chief Commercial Officer
Marc Odrich	67	Chief Medical Officer
For the biography of Mr. Schimmelpennink, please see “Board of Directors and Corporate Governance – Nominees for Director.”
Daniel Chevallard has served as our Chief Financial Officer since March 2024. From July 2019 to March 2024, Mr. Chevallard served as Chief Financial Officer, Treasurer and Secretary of Viracta Therapeutics, Inc. (NASDAQ: VIRX), a biotechnology company, and served as its Chief Operating Officer from March 2021 to March 2024. Previously, Mr. Chevallard served as the Chief Financial Officer and principal financial officer at Regulus Therapeutics (NASDAQ: RGLS) from May 2017 to July 2019. Mr. Chevallard joined Regulus Therapeutics in December 2012 as Vice President, Accounting and Financial Reporting and served as Vice President, Finance from May 2013 to April 2017. Prior to joining Regulus Therapeutics, Mr. Chevallard held various senior roles in corporate finance, accounting and financial reporting including Controller and Senior Director, Finance of Prometheus Laboratories Inc. (acquired by Nestlé Health Science in July 2011). Prior to joining Prometheus, Mr. Chevallard spent approximately five years in public accounting at Ernst & Young, LLP in their assurance services practice. Mr. Chevallard received his Bachelor of Accountancy from the University of San Diego and is a Certified Public Accountant (inactive) in the state of California.
Shawn Olsson has served as our Chief Commercial Officer since March 2024. Mr. Olsson served as LENZ OpCo’s Chief Commercial Officer from April 2021 through the closing of the Merger. Previously, from March 2018 to April 2021, Mr. Olsson served as Vice President of North American Marketing and Global Portfolio and Vice President of North American Marketing at Xellia Pharmaceuticals, a pharmaceuticals and life sciences company. From September 2015 to March 2018, Mr. Olsson served as Director, Global Sterile Injectables on Market Strategy Lead and Commercial Lead, Opioids and Syringe Technology Portfolio at Pfizer (NYSE: PFE), a multinational pharmaceutical and biotechnology company. Mr. Olsson holds a B.S. in Mechanical Engineering from Purdue University, a M.S. in Mechanical Engineering from University of Michigan and an M.B.A. in Strategic Management and Finance from University of Chicago.
Marc Odrich, M.D. has served as our Chief Medical Officer since March 2024. Dr. Odrich served as LENZ OpCo’s Chief Medical Officer from July 2021 through the closing of the Merger and provided consulting services to LENZ OpCo from March 2018 to July 2021. Since June 2017, Dr. Odrich has served as an Associate Professor of Ophthalmology at the University of Virginia, where he specializes in Refractive Surgery and Ocular Surface Disease. Since March 2016, Dr. Odrich has served as a consultant to TearSolutions, Inc., an early stage clinical ophthalmology company specializing in Ocular Surface Disease. Dr. Odrich is a member of the board of directors of Epion Therapeutics. Dr. Odrich previously served as the Medical Director for Visx Incorporated, a developer of technology and systems for laser vision correction, where he led the clinical team in bringing the excimer laser into commercialization worldwide. Dr. Odrich has been involved with group, private and academic ophthalmic practices since 1990. Dr. Odrich holds a B.A. in Ancient History from Columbia University in the City of New York and an M.D. from Columbia University’s College of Physicians and Surgeons. Dr. Odrich completed an internship in internal medicine at Yale’s Danbury Hospital before pursuing his residency at Columbia University’s Harkness Eye Institute. Dr. Odrich then completed a two-year fellowship focused on cornea and external disease at Harvard’s Massachusetts Eye and Ear Infirmary.

EXECUTIVE COMPENSATION
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.
We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our stockholders. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.
This section provides an overview of our and LENZ OpCo's executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. Unless otherwise indicated, as used in this section, “LENZ,” the “Company,” “we,” “us” and “our” refer to LENZ OpCo prior to the closing of the Merger and the Company after the closing of the Merger. Upon the closing of the Merger, the executive officers of LENZ OpCo became executive officers of the Company.
Our named executive officers for the year ended December 31, 2025 were:
•Evert Schimmelpennink, Chief Executive Officer, President, and Secretary
•Marc Odrich, Chief Medical Officer
•Shawn Olsson, Chief Commercial Officer
Summary Compensation Table for the Fiscal Year Ended December 31, 2025
The following table shows the compensation earned by our named executive officers for the fiscal years ended December 31, 2025 and 2024.

Name and principal position	Year	Salary ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
Evert Schimmelpennink
President and Chief Executive Officer	2025	690,000	5,793,809	538,200	14,000	7,036,009
	2024	607,125	5,912,135	450,450	13,800	6,983,510
Marc Odrich
Chief Medical Officer	2025	500,000	1,662,788	260,000	14,000	2,436,788
	2024	466,250	1,306,893	252,200	13,800	2,039,143
Shawn Olsson
Chief Commercial Officer	2025	467,500	1,662,788	243,100	14,000	2,387,388
	2024	412,683	1,306,893	225,160	13,800	1,958,536
__________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during the indicated year, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The assumptions used in calculating the grant date fair value of the awards disclosed in this column for 2025 are set forth in Note 10 to LENZ’s consolidated financial statements included in our Form 10-K for the year ended December 31, 2025 and for awards granted in 2024, in the corresponding note in our Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)These amounts represent performance-based cash bonuses earned under the Incentive Compensation Plan (as defined below) for the years ended December 31, 2025 and 2024, each of which was paid in the subsequent fiscal year. The Incentive Compensation Plan is more fully described below under the section titled “—Non-Equity Incentive Plan Compensation.”
(3)The amounts reported represent matching contributions under LENZ’s 401(k) plan.
Non-Equity Incentive Plan Compensation
We maintain the Employee Incentive Compensation Plan (the “Incentive Compensation Plan”), which allows our board of directors or compensation committee to grant incentive awards, generally payable in cash, to employees selected by our compensation committee, including our named executive officers, based upon performance goals established by our board of directors or compensation committee. For 2025, Mr. Schimmelpennink's target bonus was 60% of his base salary, and Dr. Odrich and Mr. Olsson's target bonus was 40% of each of his base salary.
In February 2025, our board of directors approved performance goals under the Incentive Plan for 2025 (the “2025 Bonus Plan”). The performance goals under the 2025 Bonus Plan applied to each of our named executive officers. Each corporate performance goal was provided a specific weighting, and the extent of achievement of each such goal was expressed as a percentage (with 100% representing target achievement, provided that achievement could be higher or lower depending on actual performance) and determined the payout with respect to the portion of the cash incentive opportunity allocated to such goal. The 2025 corporate performance goals related to key regulatory, operational, medical, commercial and corporate goals, as well as stretch goals. Mr. Schimmelpennink's cash incentive opportunity for 2025 was based 100% on achievement of the corporate performance goals, and each of Dr. Odrich and Mr. Olsson's cash incentive opportunities were based 90% on achievement of the corporate performance goals and 10% on achievement of individual goals.
In December 2025, our compensation committee completed a review of the Company’s performance against the corporate performance goals under the 2025 Bonus Plan. In its review, our compensation committee evaluated the Company’s achievement against these corporate performance goals, determining that the goals were exceeded and achieved at 130% of target. Key factors that led to performance above target included financial, commercial and regulatory achievements. The compensation committee determined that each of Dr. Odrich and Mr. Olsson had also achieved 130% of their individual goals. Based upon this evaluation and application of the weightings, our compensation committee approved payment of a cash bonus to each of Mr. Schimmelpennink, Dr. Odrich and Mr. Olsson in an amount equal to 130% of their target bonuses under the 2025 Bonus Plan. Each cash bonus was paid to Mr. Schimmelpennink, Dr. Odrich and Mr. Olsson in early 2026.
The amounts in the Summary Compensation Table under the column titled “Non-equity incentive plan compensation” for 2025, for each of Mr. Schimmelpennink, Dr. Odrich and Mr. Olsson are equal to 100% of his respective target bonus opportunity, multiplied by 130% for the achievement of the corporate performance goals. Each of Dr. Odrich and Mr. Olsson's cash bonus was also based on 130% achievement of individual goals.
Outstanding Equity Awards at Fiscal Year-End December 31, 2025
The following table sets forth certain information regarding equity awards granted to our named executive officers that remained outstanding as of December 31, 2025. The number of shares subject to each award granted prior to the Merger and, where applicable, the exercise price per share, reflect all changes as a result of our capitalization adjustments in connection with the Merger.

	Option Awards
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)(1)	Option expiration date
Evert Schimmelpennink	3/8/2021	(2)	337,906	—		1.04	3/7/2031
	11/24/2022	(2)	82,723	—		5.05	11/23/2032
	6/20/2023	(2)	217,156	98,708	(3)	6.04	6/19/2033
	3/21/2024	(4)	207,812	267,188	(5)	15.05	3/20/2034
	1/9/2025	(4)	—	279,100	(6)	26.34	1/8/2035
Marc Odrich	6/20/2023	(2)	45,699	20,773	(3)	6.04	6/19/2033
	3/21/2024	(4)	45,937	59,063	(5)	15.05	3/20/2034
	1/9/2025	(4)	—	80,100	(6)	26.34	1/8/2035
Shawn Olsson	8/19/2021	(2)	53,241	—		2.08	8/18/2031
	11/24/2022	(2)	30,466	—		5.05	11/23/2032
	6/20/2023	(2)	35,004	15,911	(3)	6.04	6/19/2033
	3/21/2024	(4)	45,937	59,063	(5)	15.05	3/20/2034
	1/9/2025	(4)	—	80,100	(6)	26.34	1/8/2035
_________________
(1)The stock option awards that were granted by LENZ OpCo prior to the closing of the Merger were granted with a per share exercise price equal to the fair market value of one share of LENZ OpCo common stock on the date of grant, as determined in good faith by its board of directors based on third party valuations of its common stock. The stock option awards granted following the closing of the Merger were granted with a per share exercise price equal to the closing price of the Company’s common stock in trading on Nasdaq on the date of grant.

(2)Stock option award was granted under and subject to the terms of the LENZ OpCo 2020 Equity Incentive Plan (the "2020 Plan").
(3)Twenty-five percent of the shares subject to the option vested on March 6, 2024, and 1/36th of the remaining shares subject to the award shall vest each month thereafter on the same day of the month, subject to the named executive officer continuing to be a service provider to LENZ through each such date. All of the shares underlying the option are subject to an early exercise provision pursuant to which such named executive officer may exercise the option for shares of restricted stock subject to LENZ’s right to repurchase such shares that lapses on the same vesting schedule as would have applied to such shares under the option. Additionally, the option is subject to certain equity acceleration benefits provided for in the Severance Policy. For a summary of the material terms of the Severance Policy, please see the section of this proxy statement below titled “Potential Payments Upon Termination or Change of Control.”
(4)Stock option award was granted under and subject to the terms of the 2024 Equity Incentive Plan.
(5)Twenty-five percent of the shares subject to the option vested on March 21, 2025, and 1/36th of the remaining shares subject to the award shall vest each month thereafter on the same day of the month, subject to the named executive officer continuing to be a service provider to LENZ through each such date. Additionally, the option is subject to certain equity acceleration benefits provided for in the Severance Policy. For a summary of the material terms of the Severance Policy, please see the section of this proxy statement below titled “Potential Payments Upon Termination or Change of Control.”
(6)Twenty-five percent of the shares subject to the option shall vest on January 9, 2026, and 1/36th of the remaining shares subject to the award shall vest each month thereafter on the same day of the month, subject to the named executive officer continuing to be a service provider to LENZ through each such date. Additionally, the option is subject to certain equity acceleration benefits provided for in the Severance Policy. For a summary of the material terms of the Severance Policy, please see the section of this proxy statement below titled “Potential Payments Upon Termination or Change of Control.”
Employment Arrangements with Named Executive Officers
Evert Schimmelpennink
In connection with the closing of the Merger, LENZ entered into a confirmatory employment letter with Mr. Schimmelpennink, its Chief Executive Officer. The confirmatory employment letter has no specific term and provides that Mr. Schimmelpennink is an at-will employee. The confirmatory employment letter supersedes all pre-existing agreements and understandings that Mr. Schimmelpennink may have entered into concerning his employment relationship with LENZ. For fiscal year 2025, Mr. Schimmelpennink's annual base salary was $690,000, and his target annual cash bonus opportunity was 60% of his annual base salary. On December 8, 2025, the compensation committee approved an increase in Mr. Schimmelpennink's annual base salary to $731,400 and a target annual cash bonus opportunity of 65% of his annual base salary, both effective January 1, 2026.
Marc Odrich
In connection with the closing of the Merger, LENZ entered into a confirmatory employment letter with Dr. Odrich, its Chief Medical Officer. The confirmatory employment letter has no specific term and provides that Dr. Odrich is an at-will employee. The confirmatory employment letter supersedes all pre-existing agreements and understandings that Dr. Odrich may have entered into concerning his employment relationship with LENZ. For fiscal year 2025, Dr. Odrich's annual base salary was $500,000 and his target annual cash bonus opportunity was 40% of his annual base salary. On December 8, 2025, the compensation committee approved an increase in Dr. Odrich's annual base salary to $520,000 and a target annual cash bonus opportunity of 45% of his annual base salary, both effective January 1, 2026.
Shawn Olsson
In connection with the closing of the Merger, LENZ entered into a confirmatory employment letter with Mr. Olsson, its Chief Commercial Officer. The confirmatory employment letter has no specific term and provides that Mr. Olsson is an at-will employee. The confirmatory employment letter supersedes all pre-existing agreements and understandings that Mr. Olsson may have entered into concerning his employment relationship with LENZ. For fiscal year 2025, Mr. Olsson's annual base salary was $467,500 and his target annual cash bonus opportunity was 40% of his annual base salary. On December 8, 2025, the compensation committee approved an increase in Mr. Olsson's annual base salary to $509,600 and a target annual cash bonus opportunity of 45% of his annual base salary, both effective January 1, 2026.
Equity Based Incentive Awards
Our equity-based incentive awards are designed to more closely align our interests and those of our stockholders with those of our employees and consultants, including our named executive officers. Our board of directors is responsible for approving equity grants to our employees and consultants, including our named executive officers. In 2025, stock option awards were the only form of equity awards the Company granted to its named executive officers, however in 2026, the compensation committee introduced restricted stock units for a portion of the equity awards granted to the named executive officers other than Mr. Schimmelpennink. The Company granted equity incentive awards under the terms of its 2024 Equity Incentive Plan (the “2024 Plan”). The terms of the 2024 Plan are described below under “2024 Equity Incentive Plan.”

All options under the 2024 Plan were granted with a per share exercise price equal to the closing price of a share of the Company’s common stock trading on the Nasdaq Global Select Market on the date of grant or, if such day is not a trading day, on the last trading day before the date of grant. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “—Outstanding Equity Awards at Fiscal Year-End December 31, 2025.”
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which an officer’s service terminates, that officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation, as applicable. Mr. Schimmelpennink, Dr. Odrich and Mr. Olsson hold stock options granted subject to the general terms of the 2020 Plan and the 2024 Plan. A description of the termination and change in control provisions in the 2020 Plan and applicable to the stock options granted to such officers under the 2020 Plan is provided below in the section titled “LENZ OpCo 2020 Equity Incentive Plan” and a description of such provisions applicable to the 2024 Plan and stock options granted under such plan are provided below in the section titled “2024 Equity Incentive Plan”.
In connection with the closing of the Merger, the Company adopted an executive change in control and severance policy (the “Severance Policy”) for eligible employees of the Company including the executive officers and other key employees, effective as of the closing of the Merger. The Severance Policy is designed to be an “employee welfare benefit plan” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended). The compensation committee of the board of directors administers the Severance Policy, and designates individuals as eligible to participate in the Severance Policy, whether individually or by position or category of position. Each participant in the Severance Policy must execute a participation agreement (each an “Eligible Employee”).
Pursuant to the Severance Policy, upon a termination of an Eligible Employee’s employment (x) by the Company without Cause (as such term is defined in the Severance Policy) (excluding by reason of the Eligible Employee’s death or disability) or (y) by the Eligible Employee for Good Reason (as such term is defined in the Severance Policy) (such termination, a “Qualified Termination”), in either case, outside of the period beginning 3 months prior to a Change in Control (as such term is defined in the Severance Policy) and ending 12 months following a Change in Control (the “Change in Control Period”), (the “Non-CIC Qualified Termination”), Eligible Employees will be eligible to receive (i) a lump sum payment equal to (A) 12 months of annualized base salary with respect to the Company’s Chief Executive Officer, (B) 9 months of annualized base salary with respect to the Company’s Senior Vice Presidents and Executive Officers other than the Company’s Chief Executive Officer, and (C) 3 months plus 2 weeks per year of continuous service of annualized base salary with respect to the Company’s Vice Presidents, and (ii) subject to a valid election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the cost of such continuation coverage for the Eligible Employee and any of the Eligible Employee’s eligible dependents that were covered under the Company’s health care plans immediately prior to the date of his or her Non-CIC Qualified Termination until the earliest of the date which the Eligible Employee or their eligible dependents become covered under similar plans, the date which the Eligible Employee ceases to be eligible for coverage under COBRA, or (A) 12 months following the Non-CIC Qualified Termination with respect to the Company’s Chief Executive Officer, (B) 9 months following the Non-CIC Qualified Termination with respect to the Company’s Senior Vice Presidents and Executive Officers other than the Company’s Chief Executive Officer, and (C) 3 months plus 2 weeks per year of continuous service following the Non-CIC Qualified Termination with respect to the Company’s Vice Presidents. Any unvested portion of the Eligible Employee’s then-outstanding equity awards will remain outstanding until the earlier of (A) 3 months following the Non-CIC Qualified Termination or (B) the occurrence of a Change in Control, provided that, if no Change in Control occurs within the 3 months following a Non-CIC Qualified Termination, any unvested portion of the Eligible Employee’s equity awards automatically and permanently will be forfeited on the 3-month anniversary following such termination date without having vested.
If a Qualified Termination occurs during a Change in Control Period (the “CIC Qualified Termination”), the Eligible Employee will be entitled to receive (i) a lump sum payment equal to (A) 18 months of annualized base salary with respect to the Company’s Chief Executive Officer, (B) 12 months of annualized base salary with respect to the Company’s Senior Vice Presidents and Executive Officers other than the Company’s Chief Executive Officer, and (C) 6 months of annualized base salary with respect to the Company’s Vice Presidents, (ii) subject to a valid election under COBRA, the cost of such continuation coverage for the Eligible Employee and any of the Eligible Employee’s eligible dependents that were covered under the Company’s health care plans immediately prior to the date of his or her CIC Qualified Termination until the earliest of the date which the Eligible Employee or their eligible dependents become covered under similar plans, the date which the Eligible Employee ceases to be eligible for coverage under COBRA, or (A) 18 months following the CIC Qualified Termination with respect to the Company’s Chief Executive Officer, (B) 12 months following the CIC Qualified

Termination with respect to the Company’s Senior Vice Presidents and Executive Officers other than the Company’s Chief Executive Officer, and (C) 6 months following the CIC Qualified Termination with respect to the Company’s Vice Presidents, (iii) a lump-sum payment equal to a percentage of the Eligible Employee’s target bonus in effect for the fiscal year which the CIC Qualified Termination occurs in, which such percentage is (A) 150% with respect to the Company’s Chief Executive Officer, (B) 100% with respect to the Company’s Senior Vice Presidents and Executive Officers other than the Company’s Chief Executive Officer, and (C) 50% with respect to the Company’s Vice Presidents, and (iv) acceleration of vesting as to 100% of the then-unvested shares or rights subject to all of the Eligible Employee’s equity awards. In the case of an equity award subject to performance-based vesting conditions, unless otherwise specified in the applicable equity award agreement governing the award, all performance goals and other vesting criteria will be deemed achieved at target.
The Severance Policy further provides that if any payment or benefit that an Eligible Employee would receive from the Company or any other party (the “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Best Results Amount. The “Best Results Amount” will be either (x) the full amount of such Payment or (y) such lesser amount as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes and the Excise Tax, results in the Eligible Employee’s receipt, on an after-tax basis, of the greater amount notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.
The receipt of payments and benefits under the Severance Policy is subject to the Eligible Employee signing and not revoking a separation agreement and release of claims no later than the sixtieth (60th) day following the Eligible Employee’s termination.
For purposes of the Severance Policy, for the avoidance of doubt, Mr. Schimmelpennink will participate at the level of benefits provided to the Company’s Chief Executive officer, and Dr. Odrich and Mr. Olsson will participate at the level of benefits provided to the Company’s Senior Vice Presidents and Executive Officers other than the Company’s Chief Executive Officer.
Executive Incentive Compensation Plan
Our Board approved the Incentive Compensation Plan to provide periodic incentive bonus opportunities to our employees, effective upon the closing of the Merger. The Incentive Compensation Plan allows the plan’s administrator to grant incentive awards, generally payable in cash, to employees selected by the compensation committee, including the executive officers of the Company, based upon performance goals established by the compensation committee.
Actual awards generally are paid in cash (or its equivalent) in a single lump sum only after they are earned, and, unless otherwise determined by the administrator, to earn an actual award a participant must be employed by us through the date the actual award is paid.
Awards under the Incentive Compensation Plan are subject to the clawback policy of the Company, described below. The administrator also may impose such other clawback, recovery or recoupment provisions with respect an award under the Incentive Compensation Plan as the administrator determines necessary or appropriate, including, without limitation, a reacquisition right in respect of previously acquired cash, stock or other property provided with respect to an award. Certain participants may be required to reimburse us for certain amounts paid under an award under the Incentive Compensation Plan in connection with certain accounting restatements we may be required to prepare due to our material noncompliance with any financial reporting requirements under applicable securities laws, as a result of misconduct.
Compensation Recovery Policy
We have adopted a compensation recovery policy, effective as of March 21, 2024, that complies with the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Clawback Policy”). Subject to the terms of the Clawback Policy, the Clawback Policy requires us to recover certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Benefits and Perquisites
We provide benefits to our executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance; a flexible spending account; and a tax-qualified Section 401(k) plan. We do not maintain any executive-specific benefit or perquisite programs.
Retirement Benefits
We maintain a 401(k) retirement savings plan, which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), for the benefit of our employees, including certain of our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax (traditional) or post-tax (Roth) basis, through contributions to the 401(k) plan. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
The 401(k) plan authorizes employer safe harbor matching contributions and discretionary profit-sharing contributions. We make matching contributions under the 401(k) plan on behalf of our employees who are eligible to participate in the 401(k) plan. Matching contributions follow certain safe harbor provisions, pursuant to which we make a matching contribution equal to 100% of an eligible employee’s contributions which do not exceed 3% of such employee’s compensation, plus 50% of an eligible employee’s contributions which exceed 3% but not 5% of such employee’s compensation. We also may choose to make profit-sharing contributions to our employees who are eligible to participate in the 401(k) plan. Profit-sharing contributions may be provided at our sole discretion, and may be allocated so that each participant receives a different amount of profit-sharing as long as the contributions comply with IRS nondiscrimination requirements. Participants are always 100% immediately vested in safe harbor matching and profit sharing contributions under the 401(k) plan. the Company did not make any profit sharing contributions under the 401(k) plan during 2025. The matching contributions made to our named executive officers in 2025 are set forth in the “All Other Compensation” column of the Summary Compensation Table for the Fiscal Year Ended December 31, 2025.
Equity Compensation Plans
LENZ OpCo 2020 Equity Incentive Plan
General. Prior to the closing of the Merger, we granted stock options under the 2020 Plan to eligible employees, directors, and consultants of LENZ OpCo or any parent or subsidiary of LENZ OpCo. The 2020 Plan was terminated in connection with the closing of the Merger and we will not grant any additional awards under the 2020 Plan. However, the 2020 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2020 Plan and assumed by us at the closing of the Merger. The 2020 Plan is administered by the compensation committee of the board of directors who has broad administrative authority, including but not limited to the power to determine the terms and conditions of any award granted, any vesting acceleration or waiver of forfeiture restrictions, and implement a program where outstanding stock options can be exchanged for stock options with a lower exercise price or amended to decrease the exercise price on such terms and conditions as the administrator in its discretion deems appropriate.
Option Treatment upon Termination. Unless the administrator provides otherwise, upon termination of an optionholder's service, if an option holder does not exercise their stock option to the extent they are entitled to do so within the time specified in their option agreement, the stock option will terminate and the optioned stock underlying the unexercised portion of the stock option will revert to the 2020 Plan. If an employee, director or consultant is terminated other than for death, disability or for cause, the option holder may exercise their option for ninety days following their termination to the extent they are vested in the optioned stock (they may exercise their stock option for twelve months in the event of termination due to disability or death). If terminated for cause, a participant’s stock options will immediately terminate in their entirety.
Change of Control. The 2020 Plan provides that in the event of a change of control, as defined under the plan, the LENZ board of directors or a committee appointed by its board of directors may provide for: (1) the acceleration in part or whole of the right to exercise a stock option or the vesting of any award; (2) the assumption or substitution of, or adjustment to, each outstanding stock option by the successor corporation or a parent or subsidiary of the successor corporation; (3) the termination of any stock option not exercised within a specified period of notice of such termination; and/or (4) termination of stock options as a result of the change of control on such other terms and conditions as it deems appropriate, including providing for the cancellation of stock options for a cash payment to the participant. The plan’s administrator does not have to provide for identical treatment of each outstanding award in connection with a merger or change in control.
In the event of any distribution to LENZ stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the company) without receipt of consideration by LENZ, the administrator may, in its discretion, adjust the price per share of LENZ’s Common Stock covered by each outstanding stock option or stock right to reflect the effect of such distribution. In the event of LENZ’s liquidation or dissolution, each stock option or stock right will terminate immediately prior to the consummation of such event, unless determined otherwise by the administrator.
2024 Equity Incentive Plan
General. The 2024 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to employees of LENZ and any member of the company group, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards to the company’s employees, directors and consultants and any member of the company group. The compensation committee of the board of directors administers the 2024 Plan, who has broad administrative authority, including but not limited to the authority to extend the post-termination exercisability period of awards and institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and/or different terms, awards of a different type, and/or cash or by which the exercise price of an outstanding award is increased or reduced.
Stock Options and RSUs. The administrator determines the terms of options and restricted stock units granted under the 2024 Plan. The exercise price of options must generally be at least equal to the fair market value of the combined company’s common stock on the date of grant and term of an option may not exceed ten years. After the termination of service of an employee, director, or consultant (except for termination as a result of death or disability), he or she may exercise his or her option for a period of thirty days or such longer period of time stated in his or her option agreement. If termination is due to death or disability, the option will remain exercisable for six months following the termination of service or such longer period of time as specified in the participant’s award agreement. Restricted stock units are generally forfeited, to the extent not vested, upon termination of service.
Outside Directors. All outside (non-executive) directors are eligible to receive all types of awards (except for incentive stock options) under the 2024 Plan. To provide a maximum limit on the cash retainer fees and equity awards that can be made to outside directors, the 2024 Plan provides that in any given fiscal year, an outside director will not be granted cash retainer fees and equity awards with an aggregate value greater than $750,000 (increased to $1,000,000 in the fiscal year in connection with his or her initial service as an outside director), with the value of each equity award based on its grant date fair value as determined according to GAAP for purposes of this limit. Any cash compensation paid, or awards granted to an individual for his or her services as an employee or consultant (other than as an outside director) will not count toward this limit.
Merger or Change in Control. The 2024 Plan provides that in the event of a merger or change in control, as defined under the 2024 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent, including providing that awards be continued by the successor corporation or a parent or subsidiary of the successor corporation (or an affiliate thereof) or that the vesting of any such awards may accelerate automatically upon consummation of a transaction. The administrator is not required to treat all awards, all awards held by a participant or all awards of the same type similarly. The administrator may take different actions with respect to the vested and unvested portions of an award. The administrator has the authority to modify awards in connection with a change in control or merger in a manner that causes the awards to lose their tax-preferred status, to terminate any right a participant has to exercise an option prior to vesting in the shares of common stock subject to the option, so that following the closing of the transaction the option may only be exercised to the extent it is vested; to reduce the exercise price subject to the award in a manner that is disproportionate to the increase in the number of shares of common stock subject to the award, as long as the amount that would be received upon exercise of the award immediately before and immediately following the closing of the transaction is equivalent and the adjustment complies with applicable laws; and to suspend a participant’s right to exercise an option during a limited period of time preceding and or following the closing of the transaction without participant’s consent if such suspension is administratively necessary or advisable to permit the closing of the transaction.
If a successor corporation does not continue an award, or some portion of such award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period. For awards granted to an outside director, in the event of a change in control, the outside director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse and, for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
In the event of the combined company's proposed liquidation or dissolution, the administrator will notify participants prior to the effective date of the proposed transaction and, to the extent not previously exercised, all awards will terminate immediately prior to the consummation of such proposed action.
2024 Employee Stock Purchase Plan
Our 2024 Employee Stock Purchase Plan (the “2024 ESPP”) is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. In addition, the 2024 ESPP authorizes the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans adopted by the administrator that are designed to achieve desired tax or other objectives. Under our ESPP, our employees, including our executive officers, have the opportunity to purchase shares of our common stock at a discount to market value. Pursuant to the 2024 ESPP, each eligible employee, as defined in the 2024 ESPP, may allocate up to15% of the employee’s eligible earnings to purchase our stock on pre-set purchase dates, at a price per share that is generally at least the lesser of (i) 85% of the fair market value of a share of a the beginning of an offering or (ii) 85% of the fair market value of a share of our common stock on the date of purchase, subject to the terms of the 2024 ESPP and the Code.
In the event of a merger or “change in control” (as defined in the 2024 ESPP), each outstanding option under the 2024 ESPP will be assumed or substituted for by the successor corporation or its parent or subsidiary. In the event that options are not assumed or substituted for, the offering period will be shortened by setting a new exercise date on which the offering period will end, which will occur prior to the closing of the merger or change in control. Prior to the new exercise date, the administrator will notify participants regarding the new exercise date and the exercise to occur on such date.
Our 2020 Plan, 2024 Plan, and 2024 ESPP are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 24, 2026. Please refer to the plan documents for a complete description of the terms of such plans.
Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights($)(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2020 Plan(2)	1,288,330	4.18	—
2021 Graphite Plan(3)	8,438	11.94	—
2024 Plan(4)	2,553,119	21.15	1,901,878
2024 ESPP(5)	—	—	491,063
Equity compensation plans not approved by security holders	—	—	—
Total	3,849,887	15.41	2,392,941
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(1)The weighted-average exercise price excludes outstanding restricted stock units, which have no exercise price.

(2)The LENZ OpCo board of directors adopted, and LENZ OpCo stockholders approved, the 2020 Plan. The 2020 Plan was terminated as of the closing of the Merger and we will not grant any additional awards under the 2020 Plan. However, the 2020 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2020 Plan and assumed by us at the closing of the Merger.
(3)Our board of directors adopted, and our stockholders approved, the 2021 Graphite Plan. The 2021 Graphite Plan was terminated as of the closing of the Merger and we will not grant any additional awards under the 2021 Graphite Plan. However, the 2021 Graphite Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2021 Graphite Plan and assumed by us at the closing of the Merger.
(4)Our board of directors adopted, and our stockholders approved, the 2024 Plan. The 2024 Plan provides that the number of shares available for issuance under the 2024 Plan will be increased on the first day of each fiscal year beginning with the 2025 fiscal year, in an amount equal to the least of (i) 4,517,922 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) a number of lesser shares as determined by the 2024 Plan's administrator. On January 1, 2026, the number of shares available under the 2024 Plan increased by 1,567,239 shares pursuant to this feature. In addition, the shares reserved for issuance under the 2024 Plan include any shares of our Common Stock subject to awards of stock options or other awards that were assumed in the Merger (or “assumed awards”) that, on or after the effective date of the Merger, are terminated, canceled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by us due to failure to vest (provided that the maximum number of shares that may be added to the 2024 Plan pursuant to this provision is 1,607,930 shares).
(5)Our board of directors adopted, and our shareholders approved, the 2024 ESPP. The 2024 ESPP provides that the number of shares available for issuance under the 2024 ESPP will be increased on the first day of each fiscal year beginning with the 2025 fiscal year, in an amount equal to the least of (i) 376,493 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the administrator. On January 1, 2026, the number of shares available under the 2024 ESPP increased by 313,447 shares pursuant to this feature.
Policies and Practices for Granting Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
In February 2025, our board of directors adopted written procedures for the timing of granting equity awards, including stock options. Our equity grant procedures provide that unless otherwise determined by the compensation committee or the board of directors, options and/or RSUs are generally granted to employees on the first trading day of the month following the approval by the compensation committee. Typically we grant annual awards to employees early in the year and in connection with new hires or promotions; however, we may grant awards at other times for non-routine purposes, such as for retention, when our compensation committee or board of directors determine appropriate.
Non-executive directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and in connection with each annual meeting of the Company’s stockholders, respectively, pursuant to the Outside Director Compensation Policy, as further described under the heading, “Director Compensation —  Director Compensation Policy” above.
We have not granted equity awards in anticipation of the release of material nonpublic information and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
No stock options were issued to executive officers in 2025 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.
We have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K. Our compensation committee will continue to evaluate our equity grant policies as we continue to evolve and grow as a public company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Common Stock as of April 14, 2026 by:
•each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;
•each of our named executive officers and our directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days of April 14, 2026. Shares subject to options that are currently exercisable or exercisable within 60 days of April 14, 2026 are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the Company's directors and executive officers is 201 Lomas Santa Fe Drive Suite 300, Solana Beach, California 92075. The percentage of beneficial ownership of LENZ Therapeutics, Inc. is calculated based on 31,354,394 shares of Common Stock outstanding as of April 14, 2026.

Name of Beneficial Owners	Number of Shares	%
Greater than 5% Stockholders
Entities affiliated with RA Capital Management(1)	4,282,356	13.7%
FMR LLC(2)	3,702,717	11.8%
Alpha Wave Ventures II, LP(3)	3,612,211	11.5%
Entities affiliated with Versant Ventures(4)	2,727,422	8.7%
BlackRock, Inc.(5)	1,804,099	5.8%
Entities affiliated with Squarepoint Capital(6)	1,593,246	5.1%
Executive Officers and Directors
Evert Schimmelpennink(7)	1,110,949	3.5%
Marc Odrich(8)	239,453	*
Shawn Olsson(9)	215,051	*
James McCollum(10)	670,674	2.1%
Frederic Guerard(11)	83,048	*
Kimberlee C. Drapkin(12)	41,438	*
Jeff George(13)	38,592	*
Zach Scheiner(14)	33,000	*
Shelley Thunen(15)	33,000	*
All directors and executive officers as a group (10 persons)(16)	2,611,372	8.3%
__________________
*Less than 1%
(1)Consists of (i) 2,386,301 shares of Common Stock received by RA Capital Healthcare Fund, L.P. (“RACHF”) in the Merger as an equityholder of LENZ OpCo, (ii) 629,784 shares of Common Stock received by RA Capital Nexus Fund II, L.P. (“Nexus II”) in the Merger as an equityholder of LENZ OpCo, (iii) 164,729 shares of Common Stock received by a separately managed account (the “Account,” and together with RACHF and Nexus II, the “RA Funds”) in the Merger as an equityholder of LENZ OpCo, (iv) 54,582 shares of Common Stock subject to warrants to purchase shares of Common Stock held by RACHF as an equityholder of LENZ OpCo, (v) 10,580 shares of Common Stock subject to warrants to purchase shares of Common Stock held by Nexus II as an equityholder of LENZ OpCo, (vi) 5,371 shares of Common Stock subject to warrants to purchase shares of Common Stock held by the Account as an equityholder of LENZ OpCo, (vii) 933,038 shares of Common Stock purchased by RACHF in the March 2024 PIPE Financing, (viii) 64,971 shares of Common Stock purchased by Nexus II in the March 2024 PIPE Financing, and (ix) 33,000 shares of Common Stock subject to options held by Dr. Scheiner exercisable within 60 days of April 14, 2026. RA Capital Management, L.P. is the investment manager for the RA Funds. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky, Ph.D. and Rajeev Shah are the managing members. Each of RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the securities held by the RA Funds. RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such securities, except to the extent of any pecuniary interest therein. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(2)FMR LLC has sole voting power over 3,699,619.61 shares of our common stock and sole dispositive power over 3,702,717.53 shares of our common stock. Abigail P. Johnson may be deemed to beneficially own the shares of common stock beneficially owned by FMR LLC and has sole dispositive power over 3,702,717.53 shares of our common stock. The address of each of the foregoing persons is 245 Summer Street, Boston, Massachusetts 02210. The information reported is based solely on a Schedule 13G/A filed jointly by the foregoing persons on February 5, 2026, reporting beneficial ownership as of December 31, 2025.
(3)Consists of (i) 2,714,002 shares of Common Stock received by Alpha Wave Ventures II, LP in the Merger as an equityholder of record of LENZ OpCo, and (ii) 898,209 shares of Common Stock purchased by Alpha Wave Ventures II, LP in the March 2024 PIPE Financing. Alpha Wave Ventures GP, Ltd is the general partner of Alpha Wave Ventures II, LP and therefore may be deemed to have beneficial ownership over these shares. The address of Alpha Wave Ventures GP, Ltd is 667 Madison Ave, 19th Floor, New York, NY 10065.
(4)Consists of (i) 598,203 shares of Common Stock received by Versant Vantage II, L.P. (“Versant Vantage II”) in the Merger as an equityholder of LENZ OpCo, (ii) 764,127 shares of Common Stock received by Versant Venture Capital VII, L.P. (“Versant VII”) in the Merger as an equityholder of LENZ OpCo, (iii) 70,534 shares of Common Stock subject to warrants to purchase shares of Common Stock held by Versant VII as an equityholder of LENZ OpCo, (iv) 1,050,599 shares of Common Stock held by Versant Venture Capital VI, LP (“Versant Capital VI”), and (v) 243,959 shares of Common Stock held by Versant Vantage II. Versant Vantage II GP-GP is the general partner of Versant Vantage II GP, which is the general partner of Versant Vantage II. Each of Versant Vantage II GP and Versant Vantage II GP-GP share voting and dispositive power with respect to the shares held by Versant Vantage II. Versant Ventures VI GP-GP, LLC (“Versant Ventures VI GP-GP”) is the general partner of Versant Ventures VI GP, L.P. (“Versant Ventures VI GP”), which is the general partner of Versant VI. Each of Versant Ventures VI GP-GP and Versant Ventures VI GP share voting and dispositive power with respect to the shares held by Versant VI. Versant Ventures VII GP-GP is the general partner of Versant Ventures VII GP, which is the general partner of Versant VII. Each of Versant Ventures VII GP and Versant Ventures VII GP-GP share voting and dispositive power with respect to the securities held by Versant VII. The address for each of the entities mentioned in this footnote is One Sansome Street, Suite 1650, San Francisco, CA 94104.
(5)BlackRock, Inc. has sole voting power over 1,782,990 shares of our common stock and sole dispositive power over 1,804,099 shares of our common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(6)Consists of (i) 1,590,333 shares of common stock held by Squarepoint Master Fund Limited and (ii) 2,913 shares of common stock held by Squarepoint Core Master Fund Limited. The address for Squarepoint Master Fund Limited and Squarepoint Core Master Fund Limited is 250 W 55th Street 32nd Floor, New York, NY 10019.
(7)Consists of (i) 77,543 shares of Common Stock held by Mr. Schimmelpennink and (ii) 1,033,406 shares of Common Stock subject to options held by Mr. Schimmelpennink exercisable within 60 days of April 14, 2026.
(8)Consists of (i) 4,733 shares of Common Stock held by Mr. Olsson and (ii) 210,318 shares of Common Stock subject to options held by Mr. Olsson exercisable within 60 days of April 14, 2026.
(9)Consists of (i) 100,202 shares of Common Stock held by Dr. Odrich and (ii) 139,251 shares of Common Stock subject to options held by Dr. Odrich exercisable within 60 days of April 14, 2026.
(10)Consists of (i) 95,034 shares of Common Stock received by Mr. McCollum in the Merger as an equityholder of LENZ OpCo, which have been transferred to the McCollum Living Trust (ii) 477,600 shares of Common Stock received by the McCollum Living Trust in the Merger as an equityholder of LENZ OpCo, (iii) 6,575 shares of Common Stock subject to warrants to purchase shares of Common Stock held by the McCollum Living Trust as an equityholder of LENZ OpCo, (iv) 16,633 shares of common stock purchased by the McCollum Living Trust in the March 2024 PIPE Financing, (v) 31,332 purchased by the McCollum Living Trust in the open market, (vi) 10,500 purchased by Mr. McCollum in the open market and (vii) 33,000 shares of Common Stock subject to options held by Mr. McCollum exercisable within 60 days of April 14, 2026. Mr. McCollum is a trustee of the McCollum Living Trust and as such has voting and investment control over the shares held by the McCollum Living Trust.
(11)Consists of shares of Common Stock subject to options held by Dr. Guerard exercisable within 60 days of April 14, 2026.
(12)Consists of shares of Common Stock subject to options held by Ms. Drapkin exercisable within 60 days of April 14, 2026.
(13)Consists of (i) 5,592 shares of Common Stock held by Mr. George and (ii) 33,000 shares of Common Stock subject to options held by Mr. George exercisable within 60 days of April 14, 2026.
(14)Consists of shares of Common Stock subject to options held by Dr. Scheiner exercisable within 60 days of April 14, 2026, which are held for the benefit of RA Capital Management, L.P. Dr. Scheiner is a partner at RA Capital Management, L.P. Dr. Scheiner does not have voting or dispositive control over the shares held by the entities affiliated with RA Capital Management referenced in footnote (2) above.
(15)Consists of shares of Common Stock subject to options held by Ms. Thunen exercisable within 60 days of April 14, 2026.
(16)Consists of (i) 832,055 shares of Common Stock beneficially owned by our executive officers and directors, (ii) 1,780,242 shares of Common Stock subject to options held our executive officers and directors and exercisable within 60 days of April 14, 2026, and (iii) 6,575 shares of Common Stock subject to warrants beneficially owned by our executive officers and directors.
Please see the sections titled “Executive Compensation” and “Related Person Transactions” appearing elsewhere in this proxy statement for information regarding material relationships with our principal securityholders within the past two years.

RELATED PERSON TRANSACTIONS
Described below are any transactions occurring since January 1, 2024 and any currently proposed transactions to which we or either of Graphite or LENZ OpCo was a party and in which:
•the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our, Graphite or LENZ OpCo’s total assets, as applicable, at year-end for the last two completed fiscal years; and
•a director, executive officer, holder of more than 5% of the outstanding capital stock of us, Graphite or LENZ OpCo, or any member of such person’s immediate family had or will have a direct or indirect material interest.
March 2024 PIPE Financing
On November 14, 2023, in connection with the execution of the Merger Agreement, Graphite entered into a subscription agreement with investors. Pursuant to the subscription agreement, on the closing date of the Merger and immediately prior to the effective time of the Merger, the investors subscribed for and purchased an aggregate of 3,559,565 shares of Common Stock at a price of $15.0299 per share for aggregate gross proceeds of approximately $53.5 million (the "March 2024 PIPE Financing"). The table below sets forth the number of shares of Common Stock purchased by related party holders in the March 2024 PIPE Financing:

Participant	Shares of Common Stock	Total Purchase Price ($)
Entities affiliated with RA Capital(1)	998,009	14,999,975
Alpha Wave Ventures II, LP(2)	898,209	13,499,991
Sectoral Asset Management Inc.(3)	332,670	4,999,997
McCollum Living Trust(4)	16,633	249,992
__________________
(1)Zach Scheiner, a member of the LENZ board of directors, is an affiliate of RA Capital.
(2)Chris Dimitropoulos, a member of LENZ OpCo’s board of directors until immediately prior to the effective time of the Merger, is an affiliate of Alpha Wave Ventures II, LP.
(3)Stefan Larson, a member of LENZ OpCo’s board of directors until immediately prior to the effective time of the Merger, is a partner at Sectoral Asset Management Inc.
(4)James McCollum, a member of the LENZ board of directors, is the trustee of the McCollum Living Trust.
In connection with the subscription agreement, Graphite entered into a registration rights agreement, contemporaneously with the sale of shares pursuant to the March 2024 PIPE Financing, with the investors pursuant to which Graphite agreed to prepare and file a registration statement with the SEC within 10 days after the closing of the March 2024 PIPE Financing for the purposes of registering the resale of the shares. LENZ filed a registration statement on Form S-1 on March 29, 2024 and amended such registration statement on April 9, 2024, and such registration statement was declared effective by the SEC on April 10, 2024. Graphite also agreed, among other things, to indemnify the investors, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incidents to Graphite’s obligations under the registration rights agreement.
Support Agreements Under the Merger
Concurrently with the execution of the Merger Agreement, (i) certain Graphite stockholders entered into support agreements with Graphite and LENZ to vote all of their shares of Graphite common stock in favor of the proposals relating to the Merger and related transactions, and (ii) certain LENZ OpCo stockholders entered into support agreements with LENZ OpCo and Graphite to vote all of their shares of LENZ OpCo capital stock in favor of the Merger Agreement and the related contemplated transactions and against any alternative acquisition proposals.
Lock-Up Agreements
Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of Graphite and LENZ OpCo entered into the Lock-Up Agreements with Graphite, pursuant to which such parties agreed not to, except in limited circumstances, sell or transfer their shares of Graphite common stock, for the 90-day period following the closing.

Investors’ Rights Agreement
LENZ OpCo was a party to an amended and restated investors’ rights agreement with certain holders of its capital stock, including Alpha Wave Ventures II, LP, Point72 Biotech Private Investments, LLC-Series LT, entities affiliated with Versant Ventures and entities affiliated with RA Capital. Under LENZ OpCo’s amended and restated investors’ rights agreement, certain holders of its capital stock had the right to demand that LENZ OpCo file a registration statement or request that their shares of LENZ OpCo capital stock be covered by a registration statement that LENZ OpCo was otherwise filing. LENZ OpCo’s amended and restated investors’ rights agreement terminated in connection with the closing of the Merger.
Voting Agreement
LENZ OpCo was a party to an amended and restated voting agreement, as amended, with certain holders of its capital stock, including, among others, Evert Schimmelpennink, its President, Chief Executive Officer and a member of its board of directors, Shawn Olsson, its Chief Commercial Officer, James McCollum, a member of its board of directors, Marc Odrich, its Chief Medical Officer, Alpha Wave Ventures II, LP, Point72 Biotech Private Investments, LLC-Series LT, entities affiliated with Versant Ventures and entities affiliated with RA Capital. The parties to the voting agreement agreed, subject to certain conditions, to vote the shares of LENZ OpCo capital stock held by them so as to maintain the size of the board of directors at eight (8) and to elect certain nominees to the board of directors.
Upon the closing of the Merger, the obligations of the parties to the voting agreement to vote their shares so as to elect these nominees, as well as the other rights and obligations under this agreement, terminated and none of the LENZ OpCo stockholders have any special rights regarding the nomination, election or designation of members of the board of directors of LENZ Therapeutics pursuant to such agreement.
Indemnification Agreements and Insurance
We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. The indemnification agreements and our certificate of incorporation and bylaws generally require LENZ to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.
LENZ OpCo Policies for Approval of Related Party Transactions
LENZ OpCo did not have a written policy regarding the review and approval of related person transactions. Nevertheless, with respect to such transactions, it had been the practice of the LENZ OpCo board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, LENZ OpCo’s best interests.
Our Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2027 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2027 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 29, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
LENZ Therapeutics, Inc.
Attention: Corporate Secretary
201 Lomas Santa Fe Drive, Suite 300
Solana Beach, California 92075
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2027 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 5:00 p.m., Pacific Time, on February 12, 2027, and
•no later than 5:00 p.m., Pacific Time, on March 14, 2027.
In the event that we hold our 2027 annual meeting more than 30 days before or more than 60 days after the one-year anniversary of this year’s annual meeting, or if we do not hold our 2026 annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices not later than the close of business on the later of:
•the 90th day prior to the day of our 2027 annual meeting, or
•the 10th day following the day on which public announcement of the date of our 2027 annual meeting is first made.
In addition to satisfying the requirements of our amended and restated bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than April 13, 2027.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
2025 Annual Report
Our financial statements for our fiscal year ended December 31, 2025 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://ir.lenz-tx.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to LENZ Therapeutics, Inc., 201 Lomas Santa Fe Drive, Suite 300, Solana Beach, California 92075, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Solana Beach, California
April 28, 2026

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved styleIPC The undersigned hereby appoints Daniel Chevallard and Evert Schimmelpennink (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of LENZ Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE LENZ Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 14, 2026 Friday, June 12, 2026 10:00 AM, Pacific Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/LENZ to register to attend the Annual Meeting P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/LENZ • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-437-3790 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope providedYOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Pacific Time, June 12, 2026. Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

LENZ Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect three Class II directors to hold office until our 2029 annual meeting of stockholders, each until their respective successors are elected and qualified. FOR WITHHOLD 1.01 Evert Schimmelpennink #P2# #P2# FOR 1.02 Jeff George #P3# #P3# FOR 1.03 Shelley Thunen #P4# #P4# FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. #P5# #P5# #P5# FOR Proposal_Page - VIFL You must register to attend the meeting online and/or participate at www.proxydocs.com/LENZ Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date DateSignature (if held jointly) THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2